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Exhibit (a)(2)

ARES CAPITAL CORPORATION

ARTICLES OF AMENDMENT

        Ares Capital Corporation, a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    Article Sixth of the charter of the Corporation (the "Charter") is hereby deleted in its entirety and the following is substituted in lieu thereof:

            "SIXTH:    The total number of shares of stock which the Corporation has authority to issue is 100,000 shares of common stock, $.001 par value per share. The aggregate par value of all authorized shares having a par value is $100.00."

          SECOND:    The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 1,000 shares of common stock, $.001 par value per share. The aggregate par value of all shares of stock having par value was $1.00.

          THIRD:    The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 100,000 shares of common stock, $.001 par value per share. The aggregate par value of all authorized shares of stock having par value is $100.00.

          FOURTH:    The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the "MGCL") is not changed by foregoing amendment.

          FIFTH:    The foregoing amendment was advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

        The undersigned Co-Chairman of the Board of Directors of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Co-Chairman of the Board of Directors acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Co-Chairman of the Board of Directors and attested by its Secretary this 10th day of August, 2004.

ATTEST:	ARES CAPITAL CORPORATION
/s/ KEVIN A. FRANKEL Kevin A. Frankel Secretary	By:	/s/ BENNETT ROSENTHAL Bennett Rosenthal Co-Chairman of the Board of Directors

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  Exhibit (a)(2)